                                                                    Exhibit 10.8


                                    AMENDMENT


     The TJX Companies, Inc. (the "Company") and Arnold Barron ("Executive") hereby amend the amended and restated employment agreement between the Company and Executive dated as of January 31, 2000 (the "Employment Agreement"), as follows:

     1. Section 8(b) of the Employment Agreement (relating to certain noncompetition provisions) is hereby amended by deleting the sentence that begins: "A business shall be deemed a competitor of the Company..." and replacing it with the following sentence:

     "A business shall be deemed a competitor of the Company if and only (i) if it shall then be so regarded by retailers generally or (ii) if it shall operate a promotional off-price family apparel and/or home furnishings store within 10 miles of any "then existing" T.J. Maxx, Marshalls, HomeGoods or A.J. Wright store or (iii) if it shall operate an on-line, "e-commerce" or other internet-based off-price family apparel and/or home furnishings business; provided, that a business shall be deemed a competitor of the Company or its subsidiaries under clause (iii) only if the Company is then also operating an on-line, "e-commerce" or other internet-based off-price family apparel and/or home furnishings business."

     2. Section C.3 of Exhibit C is hereby deleted and replaced in its entirety with the following:


            "Payments under Section C.1 and Section C.2 of this Exhibit shall be made without regard to whether the deductibility of such payments (or any other payments or benefits to or for the benefit of Executive) would be limited or precluded by Section 280G of the Code ("Section 280G") and without regard to whether such payments (or any other payments or benefits) would subject Executive to the federal excise tax levied on certain "excess parachute payments" under Section 4999 of the Code (the "Excise Tax"). If any portion of the payments or benefits to or for the benefit of Executive (including, but not limited to, payments and benefits under this Agreement but determined without regard to this paragraph) constitutes an "excess parachute payment" within the meaning of Section 280G (the aggregate of such payments being hereinafter referred to as the "Excess Parachute Payments"), the Company shall promptly pay to Executive an additional amount (the "gross-up payment") that after reduction for all taxes (including but not limited to the Excise Tax) with respect to such gross-up payment equals the Excise Tax with respect to the Excess Parachute Payments. The determination as to whether Executive's payments and benefits include Excess Parachute Payments and, if so, the amount of such payments, the amount of any Excise Tax owed with respect thereto, and the amount of any gross-up payment shall be made at the Company's expense by PricewaterhouseCoopers LLP or by such other certified public accounting firm as the Committee may designate prior to a Change of Control (the "accounting firm"). Notwithstanding the foregoing, if the Internal Revenue Service shall assert an Excise Tax liability that is higher than the Excise Tax (if any) determined by the accounting firm, the Company shall promptly augment the gross-up payment to address such higher Excise Tax liability."

     3. Except as provided in paragraphs 1 and 2 above, the Employment Agreement shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this instrument of amendment to be executed by its duly authorized officer, and Executive has hereunto set his hand, all as of the 30th day of July, 2001.

                                               THE TJX COMPANIES, INC.


                                      By:       /s/ CAROL MEYROWITZ
                                               ---------------------------------
                                               Carol Meyrowitz




                                               /s/ ARNOLD BARRON
                                               ---------------------------------
                                               Arnold Barron



                                      -2-